UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2022

Rain Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40356	82-1130967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Jarvis Avenue, Suite 204

Newark, CA 94560

(Address of Principal Executive Offices)

(510) 953-5559

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RAIN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2022, Rain Therapeutics Inc. (the “Company”) entered into an underwriting agreement, as amended by the First Amendment to Underwriting Agreement, dated November 4, 2022 (the “Underwriting Agreement”), with Guggenheim Securities, LLC, as the representative of the underwriters named therein (the “Underwriters”) relating to the offering, issuance and sale (the “Offering”) of 5,961,080 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”) and 2,615,250 shares of the Company’s non-voting common stock, par value $0.001 per share (the “Non-Voting Common Shares” and together with the Common Shares, the “Shares”) at an offering price of $5.83 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,286,449 shares of its Common Stock on the same terms and conditions as the Common Stock sold in the Offering.

The gross proceeds to the Company from the Offering were approximately $50 million before deducting customary underwriting discounts and offering expenses.

Guggenheim Securities, LLC, is acting as sole book-running manager for the Offering and H.C. Wainwright & Co. and JonesTrading Institutional Services LLC are acting as co-lead managers for the Offering. The Offering is expected to close on or about November 8, 2022, subject to satisfaction of customary closing conditions. All of the shares of Shares in the Offering are being sold by the Company.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-265297) initially filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2022 and declared effective on June 6, 2022.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Copies of the Underwriting Agreement and the First Amendment to Underwriting Agreement are filed as Exhibit 1.1 and Exhibit 1.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and the First Amendment to Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP regarding the validity of the Shares is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated November 3, 2022, by and between Rain Therapeutics Inc. and Guggenheim Securities, LLC

1.2	First Amendment to Underwriting Agreement, dated November 4, 2022, by and between Rain Therapeutics Inc. and Guggenheim Securities, LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rain Therapeutics Inc.

Date: November 4, 2022	By:	/s/ Avanish Vellanki
Avanish Vellanki
Chairman and Chief Executive Officer